                                                       CONTACTS: Mary K. Talbot
                                                                 (401) 245-8819

                   SLADE'S FERRY BANCORP REPORTS EARNINGS AND
                        ANNOUNCES STOCK REPURCHASE PLAN

SOMERSET, Mass. (July 18, 2006) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Capital Market: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended June 30, 2006 was $626,000 or $0.15 per share (diluted), a decrease of 26.2% over net income for the quarter ended June 30, 2005, which totaled $848,000 or $0.21 per share (diluted). For the six months ended June 30, 2006, net income was $1.5 million or $0.37 per share (diluted), a decrease of 21.3% over net income for the six months ended June 30, 2005, which totaled $1.9 million or $0.47 per share (diluted).

The Company also announced that its Board of Directors has authorized a stock repurchase plan pursuant to which the Company may repurchase up to 5%, or 208,036 shares, of its outstanding common stock, as a means of further enhancing stockholder value. The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases will be made from time to time, subject to market conditions, at the discretion of Company management.

"We believe strongly in the fundamental strength of Slade's Ferry Bancorp," said President and CEO Mary Lynn Lenz. "Buying back our shares is a vote of confidence in our business, our employees and our shareholders."

The decline in net income for the three and six month periods ended June 30, 2006 was primarily attributable to an increase in non-interest expense. Non-interest expense increased $330,000 or 9.1%, to $4.0 million for the three months ended June 30, 2006, and $765,000, or 11.0%, to $7.7 million for the six months then ended. These increases were attributable to the additional compensation expenses incurred with the implementation of FAS 123R, Accounting for Stock Based Compensation, and the settlement accounting employed for retired employees under FAS 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. Additionally, non-interest expense for the six month period includes costs related to the Assonet Branch which opened in March 2005.

Non-interest income increased by $6,000 and $140,000, respectively, for the three and six month periods ended June 30, 2006. Included in non-interest income are net losses on the sale of securities amounting to $172,000 and $169,000, respectively, for the three and six month periods ended June 30, 2006. In June 2006, the Company recognized losses on the sale of certain low-yielding investments in order to acquire higher yielding assets.

As a result of loan growth, total interest and dividend income increased from $7.1 million for the quarter ended June 30, 2005, to $8.0 million for the quarter ended June 30, 2006,
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an increase of 13%. For the six months ended June 30, 2006, total interest and dividend income was $15.9 million, compared to $13.8 million for the six months ended June 30, 2006, an increase of 15.4%.

Total consolidated assets increased from $585.9 million at December 31, 2005 to $605.4 million at June 30, 2006, an increase of 3.3%. Deposits increased from $415.8 million at December 31, 2005 to $430.1 million at June 30, 2006, an increase of 3.4%. During the same time period, net loans increased by $17.1 million, or 4.2%, to $426.7 million.

Total stockholders' equity at June 30, 2006 was $49.8 million compared to $48.9 million at December 31, 2005, an increase of 2.0%. Book value per share was $11.97 at June 30, 2006 as compared to $11.82 at December 31, 2005. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on June 20, 2006, which is payable on July 21, 2006.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With approximately $605 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner to both business and personal banking customers. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in seven Massachusetts communities
- Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

                                     # # #

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                     Slade's Ferry Bancorp. and Subsidiary
                          Consolidated Balance Sheets
                                  (Unaudited)

                                                             June 30, 2006    December 31, 2005
                                                             -------------    -----------------
Assets                                                                 (In thousands)
------

Cash and due from banks                                       $ 22,319            $ 17,782
Interest-bearing demand deposits with other banks                  970                  36
Federal funds sold                                               6,200               2,200
                                                              --------            --------
      Cash and cash equivalents                                 29,489              20,018
Interest-bearing certificates of deposit with other banks          100                 100
Securities available for sale                                   88,744              94,298
Securities held to maturity                                     27,235              29,306
Federal Home Loan Bank stock, at cost                            6,304               6,304
Loans, net                                                     426,678             409,610
Premises and equipment, net                                      5,746               5,917
Goodwill                                                         2,173               2,173
Accrued interest receivable                                      2,091               2,298
Bank-owned life insurance                                       12,097              11,884
Other assets                                                     4,696               4,006
                                                              --------            --------
                                                              $605,353            $585,914
                                                              ========            ========
Liabilities and Stockholders' Equity
------------------------------------

Deposits:
  Noninterest-bearing                                         $ 80,710            $ 80,705
  Interest-bearing                                             349,358             335,141
                                                              --------            --------
      Total deposits                                           430,068             415,846
Short-term borrowings                                           10,000               7,000
Long-term borrowings                                            93,043             100,865
Subordinated debentures                                         10,310              10,310
Due to broker                                                    9,509                  --
Accrued expenses and other liabilities                           2,575               3,038
                                                              --------            --------
      Total liabilities                                        555,505             537,059
Stockholders' equity:
  Common stock                                                      42                  41
  Additional paid-in capital                                    31,608              31,014
  Retained earnings                                             19,782              18,998
  Accumulated other comprehensive loss                          (1,484)             (1,198)
  Unearned compensation                                           (100)                 --
                                                              --------            --------
      Total stockholders' equity                                49,848              48,855
                                                              --------            --------
                                                              $605,353            $585,914
                                                              ========            ========

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)


                                                                 Six Months Ended June 30,
                                                                2006                2005
                                                              --------            --------
                                                                (In thousands, except per
                                                                       share data)
Interest and dividend income:
  Interest and fees on loans                                  $ 13,120            $ 10,993
  Interest and dividends on securities                           2,684               2,605
  Other interest                                                    82                 168
                                                              --------            --------
      Total interest and dividend income                        15,886              13,766
Interest expense:
  Interest on deposits                                           4,167               2,616
  Interest on Federal Home Loan Bank advances                    2,365               1,985
  Interest on subordinated debentures                              394                 291
                                                              --------            --------
      Total interest expense                                     6,926               4,892
                                                              --------            --------
Net interest and dividend income                                 8,960               8,874
Provision for loan losses                                           39                  65
                                                              --------            --------
Net interest income, after provision for loan losses             8,921               8,809
Noninterest income:
  Service charges on deposit accounts                              659                 420
  Gain on sale of asset                                           --                    51
  Gain (loss) on sales and calls of available-for-sale
   securities, net                                                (169)                 17
  Other income                                                     759                 621
                                                              --------            --------
      Total noninterest income                                   1,249               1,109
Noninterest expense:
  Salaries and employee benefits                                 4,398               4,095
  Occupancy and equipment expense                                  983                 809
  Other expense                                                  2,321               2,033
                                                              --------            --------
      Total noninterest expense                                  7,702               6,937
                                                              --------            --------
Income before income taxes                                       2,468               2,981
Provision for income taxes                                         935               1,033
                                                              --------            --------
      Net income                                              $  1,533            $  1,948
                                                              ========            ========

Earnings per share:
  Basic                                                       $   0.37            $   0.48
                                                              ========            ========
  Diluted                                                     $   0.37            $   0.47
                                                              ========            ========

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                               Three Months Ended June 30,
                                                                2006                2005
                                                              --------            --------
                                                                (In thousands, except per
                                                                       share data)
Interest and dividend income:
  Interest and fees on loans                                  $  6,685            $  5,727
  Interest and dividends on securities                           1,282               1,283
  Other interest                                                    63                  99
                                                              --------            --------
      Total interest and dividend income                         8,030               7,109
Interest expense:
  Interest on deposits                                           2,256               1,457
  Interest on Federal Home Loan Bank advances                    1,209               1,074
  Interest on subordinated debentures                              170                 155
                                                              --------            --------
      Total interest expense                                     3,635               2,686
                                                              --------            --------
Net interest and dividend income                                 4,395               4,423
Provision for loan losses                                         --                    15
                                                              --------            --------
Net interest income, after provision for loan losses             4,395               4,408
Noninterest income:
  Service charges on deposit accounts                              352                 212
  Gain on sales of assets                                         --                    11
  Gain (loss) on sales and calls of available-for-sale
   securities, net                                                (172)                 15
  Other income                                                     366                 302
                                                              --------            --------
      Total noninterest income                                     546                 540
Noninterest expense:
  Salaries and employee benefits                                 2,287               2,120
  Occupancy and equipment expense                                  490                 400
  Other expense                                                  1,175               1,102
                                                              --------            --------
      Total noninterest expense                                  3,952               3,622
                                                              --------            --------
Income before income taxes                                         989               1,326
Provision for income taxes                                         363                 478
                                                              --------            --------
      Net income                                              $    626            $    848
                                                              ========            ========
Earnings per share:
    Basic                                                     $   0.15            $   0.21
                                                              ========            ========
    Diluted                                                   $   0.15            $   0.21
                                                              ========            ========